UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)

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[ ]  Revised Preliminary Consent Revocation Statement
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     RULE 14A-6(E)(2)
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[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12


                                 SIX FLAGS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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
                                                                          NEWS
SIX FLAGS
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FOR:        SIX FLAGS, INC.
CONTACT:    James F. Dannhauser, Chief Financial Officer
            122 East 42nd Street
            New York, NY 10168
            (212) 599-4693

            Joele Frank, Wilkinson Brimmer Katcher
            Dan Katcher / Jeremy Jacobs
            (212) 355-4449

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------


                   SIX FLAGS COMMENTS ON RED ZONE ANNOUNCEMENT

                      REITERATES COMMITMENT TO SALE PROCESS


         NEW YORK, November 22, 2005 - Six Flags, Inc. (NYSE: PKS) responded today to Red Zone's announcement that it had received and delivered to the registered agent of Six Flags consents relating to Red Zone's previously announced consent solicitation regarding the replacement of three of the Company's seven directors and certain other proposals. Six Flags emphasizes that the delivery by Red Zone of consents, whether or not in sufficient amounts to approve Red Zone's proposals, does not automatically give effect to any of Red Zone's proposals.

         The consents, as well as all revocations of consents received by the Company, will be sent to IVS, the independent inspector of elections, for a preliminary tabulation. Upon receipt of a preliminary count from the independent inspector, Six Flags and Red Zone will each have an opportunity to review and challenge the validity of the consents and revocations received. Upon the completion of the review and challenge period, the independent inspector will



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                                      --2--


prepare and certify a final tabulation of the results, which will then be publicly announced by Six Flags. Each individual Red Zone proposal will be deemed effective only if it has received unrevoked consents certified by the inspectors totaling an amount greater than 50% of Six Flags' outstanding shares. The Company does not anticipate commenting further on the consents until the inspectors have completed their tabulation and both parties have had the opportunity to review and challenge consents and revocations.

         Six Flags reiterated its commitment to moving as expeditiously as possible towards the completion of the previously announced sale process.


Six Flags, Inc. is the world's largest regional theme park company.

Forward Looking Statements:

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the costs of reviewing and responding to the unsolicited offer and consent solicitation, and other impacts of the proposed offer on Six Flags' operations. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Business - Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2004, which is available free of charge on Six Flags' website at www.sixflags.com


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